UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

ART’S-WAY MANUFACTURING CO., INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07            Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting of Stockholders on April 16, 2019. At the meeting:

1. Stockholders elected five nominees to the Company’s Board of Directors to hold office until the next annual meeting and until their successors are elected and qualified;

2. Stockholders ratified the selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2019;

3. Stockholders approved, on a non-binding and advisory basis, the compensation of the named executive officers; and

4. Stockholders recommended, on a non-binding and advisory basis, that a vote on compensation paid to the Company’s named executive officers be held each year.

The voting results for each such matter were as follows:

1. Election of Directors:

Nominee:	For:	Withheld:	Broker Non-Votes:
Marc H. McConnell	2,266,456	134,282	22,759
J. Ward McConnell, Jr.	2,261,968	138,770	22,759
Thomas E. Buffamante	2,278,624	122,114	22,759
David R. Castle	2,348,698	52,040	22,759
David A. White	2,279,170	121,568	22,759

2. Ratification of Selection of Eide Bailly LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2019:

For:	Against:	Abstain:	Broker Non-Votes:
2,414,322	8,675	500	-

3. Approval, on a non-binding and advisory basis, of named executive officer compensation:

For:	Against:	Abstain:	Broker Non-Votes:
2,368,091	29,936	2,711	22,759

4. Recommendation, on a non-binding and advisory vote, as to the frequency on compensation of the Company’s named executive officers:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
2,351,469	2,324	44,099	2,846	22,759

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2019

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Gunnerson
Carrie L. Gunnerson
President, Chief Executive Officer and Interim Chief Financial Officer